Exhibit 99.1
Company Contact:
Investor Relations
e-mail: invrel@elcom.com
For Immediate Release:
Elcom Secures $7.9 Million (4.5 million pounds sterling)
via an Issuance of Shares on AIM
Elcom to net $5.7 million (3.2 million pounds sterling) after Repayment of Loans
NORWOOD, MA, December 21, 2005 — Elcom International, Inc. (“Elcom” or the “Company”) (OTCBB:ELCO) and (AIM:ELC and ELCS), a leading international provider of remotely-hosted eProcurement and eMarketplace solutions, is pleased to announce that it has secured $7.4 million (4.2 million pounds sterling), through an issue (the “New Issue”) of 277,685,000 new Elcom common shares (the “New Shares”) at a price of 1.5 pence (UK) or ($0.0266) per share. From the proceeds of the New Issue, the Company will repay loans, plus accrued interest, totaling $1.7 million (1.0 million pounds sterling), resulting in proceeds to the Company of $5.7 million (3.2 million pounds sterling).
In addition, loans from a non-U.S. investor(s), including accrued interest, of $0.5 million (0.3 million pounds sterling), will convert into additional shares, resulting in an additional 20,563,711 New Shares being issued at the New Issue price. The total value of the New Shares issued in the New Issue and the loan conversion by a non-U.S. investor represents $7.9 million (4.5 million pounds sterling) at the New Issue price.
This issuance of the New Shares was made in reliance on the exemption from registration under Regulation S of the U.S. Securities Act of 1933, for offers and sales of securities outside the U.S. Under Regulation S, the holders of the New Shares are prohibited from reselling such shares in the U.S. to U.S. persons or entities or for the benefit or account of a U.S. person, for a one-year period. During this one-year period, holders of the New Shares may otherwise trade such shares in the United Kingdom through the facilities of the London Stock Exchange’s AIM market (“AIM”) and outside the U.S., pursuant to Regulation S and subject to securities laws applicable in the jurisdiction(s) in which such shares are traded. The New Shares are listed under the symbol ‘ELCS’ (the ‘S’ denoting Regulation S shares) and trade on AIM but will not commingle with the Company’s common stock traded on the OTCBB (and AIM under the symbol ‘ELC’), until and unless the Company registers the shares under the U.S. Securities Act of 1933 or an exemption from registration is available.
10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom nets $5.7 million (3.2 million pounds sterling) after Repayment of Loans

THE ABOVE REFERENCED SHARES OF ELCOM’S COMMON STOCK IN THE NEW ISSUE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (OR TO A U.S. PERSON) ABSENT REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.
Mr. Crowell, the Chairman and CEO of the Company, and Mr. Smith, the Vice-Chairman of the Company, have previously made bridge loans to the Company totaling $120,000 each, as disclosed in previous filings. Mr. Crowell’s loans, together with the interest thereon at 8%, will be repaid from the proceeds of the New Issue (the net cash arising from the New Issue referred to earlier in this announcement takes account of this repayment). Mr. Smith’s loan of $120,000, together with the interest thereon at 8%, will be converted into approximately 4.6 million common shares (at approximately $0.0276 per share), pursuant to the exemption from registration under Regulation D. This conversion will be at a price slightly higher than the New Issue price and will be consummated subsequent to the New Issue.
Under the arrangements described above, Elcom has allotted 298,248,711 New Shares, representing approximately 83% of the 359,530,571 shares outstanding after the New Issue and conversion of non-U.S. investor loans. Application has been made for these shares to be admitted to AIM, which is expected to become effective later today. The Company has undertaken, in certain circumstances, to effect the registration of the New Shares under the U. S. Securities Act of 1933. Smith & Williamson Corporate Finance Limited is the Company’s nominated adviser and assisted the Company in this transaction.
Robert J. Crowell, Elcom International, Inc.’s Chairman and CEO said, “This financing has been in process for many months and represents the foundation for Elcom’s future growth, including the Zanzibar eMarketplace in the U.K., our second government contract, which, quite possibly could be the largest government eMarketplace in the world in short order. I would like to thank all of our channel partners and clients who have supported and assisted Elcom over the past year.”
Mr. Crowell continued, “Importantly, we expect this financing to allow us to expand our presence in the U.S. through various initiatives currently underway, two of which were contingent on receiving this funding. These U.S. initiatives are in the early stages, such as Oakland Unified School District’s eMarketplace, but could be substantial in the future. I believe this financing will allow us to position Elcom as a leading provider of public sector integrated eProcurement and eMarketplace systems across the world, and will result in additional opportunities for the Company with other governments as well as in the private sector. We intend to move very quickly from a reactive mode to a proactive model.”

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Elcom nets $5.7 million (3.2 million pounds sterling) after Repayment of Loans

As a result of the New Issue, the anti-dilution provision contained in the Company’s 10% Convertible Debentures that were issued in 2003 (“Convertible Debentures”) has been triggered. Hence, following the New Issue, the conversion rate for the approximately $1.3 million principal amount of the Convertible Debentures, and accrued interest thereon, will be $0.046 per share versus the original $0.1246 per share conversion rate. The Convertible Debenture document was filed as Exhibit 4.17 to the Company’s Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 29, 2004.
The Company also announces that in accordance with accepted best practices in corporate governance, it will separate the functions of Chairman of the Board and Chief Executive Officer (“CEO”). Effective December 21, 2005, Robert J. Crowell will continue as Chairman of the Board and John E. Halnen, current President and Chief Operating Officer, will assume the additional role of CEO.
Robert J. Crowell, the Company’s Chairman of the Board, stated, “With the Zanzibar eMarketplace contract in place and the Company’s long-awaited financing completed, I am pleased to have my role in the Company shift, as it has over the last six months or so, to a more strategic planning one. Leading the planning for the future of the Company, in conjunction with the Board including John Halnen as a director and as CEO, is something I am very much looking forward to.”
John E. Halnen, the President and new CEO, stated, “With multiple new initiatives coming on line in the U.S. and U.K., I look forward to my enhanced responsibilities. With over ten years with Elcom and eight years with Bob Crowell previously at NEECO, Inc., I feel our ability to work together is about as strong as it can be. I believe Elcom is uniquely positioned to take advantage of emerging demand for public and private sector eMarketplaces and look forward to new opportunities in the future.”
About Elcom International, Inc.
Elcom International, Inc. (OTCBB:ELCO and AIM:ELC and ELCS), operates elcom, inc. (“Elcom”), an international B2B Commerce Service Provider offering affordable solutions for buyers, sellers and commerce communities to automate many or all of their procurement processes and purchase most or all of their goods and services in a ‘private’ eMarketplace system. PECOS, Elcom’s remotely-hosted flagship solution, enables enterprises of all sizes to achieve the many benefits of eProcurement and eMarketplace functionality, with the system hosted by Elcom at its own data center, eliminating the burden and cost of in-house programming, IT infrastructure and ongoing catalog content and system management. More information is available from our integrated web site at: www.elcominternational.com
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Elcom nets $5.7 million (3.2 million pounds sterling) after Repayment of Loans

Additional information regarding Zanzibar can be found at the following website address/URL: ‘http://europa.eu.int/idabc/en/document/4986/194’ The Company does not endorse or confirm any specific information in these articles as they have been published by the IDABC European Government Services of the European Commission.
STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
Except for the historical information contained herein, the matters discussed in this press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company’s objectives, plans and strategies set forth herein and those preceded by or that include the words “believes,” “expects,” “targets,” “intends,” “anticipates,” “plans,” or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company’s expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated, including: (i) the possibility that the Company will have to raise additional working capital to fund operations during 2006 and the availability of any such funding to the Company; (ii) its history of ongoing operating losses; (iii) the substantial number of common shares issued in this Regulation S issuance and the possible impact on the market for the Company’s shares; (iv) the ability of the Company to perform under its contracts with Capgemini and PA Shared Services Limited (“PASSL”), a member of the PA Consulting group of companies; (v) the overall marketplace and clients’ acceptance and usage of eCommerce software systems, eProcurement and eMarketplace solutions including demand therefor by both Scottish and U.K. public entities; (vi) the costs of building the Zanzibar eMarketplace system versus the revenues derived therefrom; (vii) the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors; (viii) control of expenses; (ix) the consequent results of operations given the aforementioned factors; and (x) other risks detailed from time to time in the Company’s Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and in its other SEC reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.
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